UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street 50th Floor, Suite 5000
Chicago, IL		60606
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Rohit Verma as Chief Executive Officer and Director

On November 24, 2025, Alight, Inc. (“Alight” or the “Company”) announced that Dave Guilmette will depart from his roles as the Company’s Chief Executive Officer and as Vice Chair and a member of the Company’s Board of Directors (the “Board”), effective as of the close of business on December 31, 2025 (the “Effective Date”). The Board has appointed Rohit Verma to serve as the Company’s Chief Executive Officer and a Class I director, effective as of January 1, 2026.

Mr. Verma, age 51, has served as President and Chief Executive Officer and a member of the board of directors of Crawford & Company (NYSE: CRD.A, CRD.B), a leading global provider of claims management and outsourcing solutions to insurance companies and self-insured entities, since May 2020. Mr. Verma joined Crawford & Company in July 2017 as Executive Vice President and Global Chief Operating Officer. Prior to joining Crawford & Company, Mr. Verma served as the regional executive for the southern region of Zurich North America, where he was accountable for profitable growth and market execution. During his ten-year tenure at Zurich, Mr. Verma also served in a number of executive management positions across underwriting, finance, strategy and general management. Before joining Zurich, Mr. Verma was a management consultant at McKinsey & Company where he led several engagements with cross-functional teams of strategy, finance and IT. Mr. Verma currently serves on the board of directors for Ameritas and is a member of the Industry Advisory Board at Northwestern University as well as Georgia Tech. Mr. Verma holds an undergraduate degree in computer engineering from the University of Delhi, India, and a master’s degree from Northwestern University.

Mr. Verma does not have any family relationships with any director or executive officer of the Company and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There are no arrangements or understandings with any persons pursuant to which Mr. Verma has been appointed as Chief Executive Officer or director. As a Class I director, Mr. Verma’s director term will expire at the Company’s 2028 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation, or removal. Mr. Verma has not been appointed to any committees of the Board.

In connection with his appointment as the Company’s Chief Executive Officer, the Company, Alight Solutions LLC, a subsidiary of the Company (“Alight Solutions”), and Mr. Verma entered into an Employment Agreement (the “Employment Agreement”), dated as of November 19, 2025, providing for (i) an annual base salary of $900,000, (ii) target annual incentive compensation of $1,800,000, (iii) a one-time make-whole cash bonus of $800,000, (iv) a one-time sign-on equity grant with a grant date value corresponding to the value of certain forfeited equity awards granted to Mr. Verma by his prior employer (up to $2,500,000), and (v) target long-term incentive compensation of $5,400,000 for 2026.

In the event of a termination of Mr. Verma’s employment by Alight Solutions without cause or by Mr. Verma for good reason, Mr. Verma will be entitled to severance benefits consisting of (i) 18 months’ salary continuation payments (or 1.5 times the sum of his salary and target bonus if the termination occurs in connection with a change of control), (ii) a pro-rated annual bonus for the year of termination based on actual performance, (iii) company-paid COBRA coverage for up to 18 months, (iv) outplacement assistance in accordance with company policy, (v) accelerated vesting of any unvested portion of the sign-on equity grant, and (vi) partial vesting of other outstanding equity awards (or full vesting of such awards if the termination occurs in connection with a change of control).

The foregoing description of the material terms of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending December 31, 2025.

Departure of Mr. Guilmette

Mr. Guilmette’s departure from the Company will be treated as a termination without cause pursuant to the terms of his existing amended and restated employment agreement with the Company and Alight Solutions, dated as of October 17, 2024, as amended, which sets forth post-employment payments and benefits therewith. Please refer to the description of the post-employment payments and benefits included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2024, which description is incorporated herein by reference. Mr. Guilmette’s departure is not related to a disagreement with the Company on any matter relating to its operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

On November 24, 2025, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, announcing the matters described in Item 5.02 above.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Alight, Inc. dated November 24, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date: November 24, 2025	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary